Exhibit 10.3

HARRIS CORPORATION

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

TERMS AND CONDITIONS

(AS OF JUNE 30, 2012)

1. Restricted Stock Unit Award — Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010, and as may be further amended from time to time, the “Plan”) and upon the terms and conditions set forth herein (these “Terms and Conditions”), Harris Corporation (the “Corporation”) has granted to the employee receiving these Terms and Conditions (the “Employee”) a Restricted Stock Unit Award (the “Award”) of such number of restricted stock units as set forth in the Award Letter (as defined below) from the Corporation to the Employee (such units, as may be adjusted in accordance with Section 1(c) of these Terms and Conditions, the “Restricted Units”). At all times, each Restricted Unit shall be equal in value to one share of common stock, $1.00 par value per share (the “Common Stock”), of the Corporation (a “Share”). Such Award is subject to the following Terms and Conditions (these Terms and Conditions, together with the Corporation’s letter to the Employee specifying the Restricted Units subject to the Award, the Restriction Period, the form of payment of the Award and certain other terms (the “Award Letter”), are referred to as the “Agreement”).

(a) Restriction Period. For purposes of this Agreement, the Restriction Period is the period beginning on the grant date and ending as set forth in the Award Letter (the “Restriction Period”). The Board Committee may, in accordance with the Plan and to the extent permitted by Section 409A of the Code (if applicable), accelerate the expiration of the Restriction Period as to some or all of the Restricted Units at any time.

(b) Payout of Award. Provided the Award has not previously been forfeited, as soon as administratively practicable following the expiration of the Restriction Period, but in no event later than sixty (60) days following the expiration of the Restriction Period, (i) if the Award Letter specifies that the Restricted Units are to be paid in Shares, the Corporation shall issue to the Employee in a single payment the number of Shares underlying the Restricted Units; or (ii) if the Award Letter specifies that the Restricted Units are to be paid in cash, the Corporation shall pay to the Employee a single lump sum cash payment equal to the Fair Market Value (as of the date of the expiration of the Restriction Period) of the number of Shares underlying the Restricted Units. If the Award is to be paid in Shares, upon payout the Corporation shall at its option, cause such Shares as to which the Employee is entitled pursuant hereto: (i) to be released without restriction on transfer by delivery to the custody of the Employee of a stock certificate in the name of the Employee or his or her designee or (ii) to be credited without restriction on transfer to a book-entry account for the benefit of the Employee or his or her designee maintained by the Corporation’s stock transfer agent or its designee.

(c) Rights During Restriction Period; Dividend Equivalents. During the Restriction Period, the Employee shall not have any rights as a shareholder with respect to the Shares underlying the Restricted Units. During the Restriction Period, if the Corporation pays a dividend or makes other distributions on the Common Stock, the Employee shall be entitled to receive dividend equivalents, in cash, in the case of a cash dividend or cash distribution, or other property, in the case of a non-cash dividend or non-cash distribution, as applicable, paid or distributed with respect to the number of Shares underlying the Restricted Units. In the case of a dividend or other distribution paid in a form other than securities of the Corporation, such dividend equivalents will be paid to the Employee as soon as is practicable following payment of the dividend or other distribution to holders of Common Stock, but no later than the end of the calendar year in which the corresponding actual dividends or other distributions are paid to holders of Common Stock. If any such dividend or other distribution is paid in securities of the Corporation (including Shares), such dividend equivalents in respect of such securities relating to the Restricted Units shall be subject to the same restrictions and conditions as the Restricted Units in respect of which such dividend equivalents were paid and shall be paid to the Employee in the manner and at the time the Restricted Units are paid. If the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Corporation, the Restricted Units subject to the Award shall be adjusted to correspond to the change in the Corporation’s outstanding shares of Common Stock. If the Award Letter specifies that the Restricted Units are to be paid in Shares, upon the expiration of the Restriction Period and payout of the Award, the Employee may exercise voting rights and shall be entitled to receive dividends and other distributions with respect to the number of Shares to which the Employee is entitled pursuant hereto.

2. Prohibition Against Transfer. Until the expiration of the Restriction Period and payout of the Award, the Award, the Restricted Units subject to the Award, any interest in the Shares (in the case of a payout to be made in Shares as specified in the Award Letter) or cash to be paid, as applicable, related thereto, and the rights granted under these Terms and Conditions and the Agreement are not transferable except by will or by the laws of descent and distribution in the event of the Employee’s death. Without limiting the generality of the foregoing, except as aforesaid, until the expiration of the Restriction Period and payout of the Award, the Award, the Restricted Units subject to the Award, any interest in the Shares (in the case of a payout to be made in Shares as specified in the Award Letter) or cash to be paid, as applicable, related thereto, and the rights granted under these Terms and Conditions and the Agreement may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment, charge, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.

3. Forfeiture; Termination of Employment.

(a) Except in the event of the death or permanent disability (as determined by the Corporation) of the Employee covered in Section 3(b) herein or a Change in Control covered in Section 4 herein or as otherwise provided in the Award Letter, if the Employee ceases to be an employee of the Corporation prior to the expiration of the Restriction Period:

(i) for any reason other than (x) retirement after age 55 with ten or more years of full-time service or (y) involuntary termination of employment of the Employee by the Corporation other than for Misconduct, all Restricted Units subject to the Award shall be automatically forfeited upon such termination of employment; or

(ii) due to (x) retirement after age 55 with ten or more years of full-time service or (y) involuntary termination of employment of the Employee by the Corporation other than for Misconduct, the Employee shall be fully vested in, and entitled to receive a payout in respect of, a pro-rata portion of the Restricted Units subject to the Award, and the remaining portion of the Restricted Units subject to the Award shall be automatically forfeited as of the date of such retirement or termination of employment. Such pro-rata portion shall be measured by a fraction, of which the numerator is the number of days of the Restriction Period during which the Employee’s employment continued, and the denominator is the number of days of the Restriction Period. The Restriction Period shall immediately expire with respect to such pro-rata portion that is vested pursuant to the provisions of this Section 3(a)(ii), if any, and the payout in respect of such pro-rata portion shall be made in the form specified in Section 1(b) as soon as administratively practicable following such immediate expiration of the Restriction Period, but in no event later than sixty (60) days following such immediate expiration of the Restriction Period; provided, however, that if the Award is subject to Section 409A of the Code, and if the Employee is a Specified Employee (within the meaning of the Corporation’s Specified Employee Policy for 409A Arrangements) as of the date he or she ceases to be an employee of the Corporation, then such payout shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee ceased to be an employee of the Corporation (or, if earlier, the calendar month following the calendar month of the Employee’s death). “Misconduct” shall mean deliberate, willful or gross misconduct, as determined by the Corporation.

(b) If the Employee ceases to be an employee of the Corporation prior to the expiration of the Restriction Period due to death or permanent disability (as determined by the Corporation), the Employee’s heirs or beneficiaries or the Employee, as applicable, shall be fully vested in, and entitled to receive a payout in respect of, the total number of Restricted Units subject to the Award. The Restriction Period shall immediately expire, and the payout in respect of the Restricted Units subject to the Award as of the date of the Employee’s death or permanent disability (as determined by the Corporation), if any, shall be made in the form specified in Section 1(b) as soon as administratively practicable following such immediate expiration of the Restriction Period, but in no event later than sixty (60) days following such immediate expiration of the Restriction Period; provided, however, that in the case of the immediate expiration of the Restriction Period due to permanent disability (as determined by the Corporation) pursuant to the provisions of this Section 3(b), if the Award is subject to Section 409A of the Code, and if the Employee is a Specified Employee (within the meaning of the Corporation’s Specified Employee Policy for 409A Arrangements) as of the date he or she ceases to be an employee of the Corporation, then such payout shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee ceased to be an employee of the Corporation (or, if earlier, the calendar month following the calendar month of the Employee’s death).

4. Change in Control. Upon a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), then the Employee shall be fully vested in, and entitled to receive a payout in respect of, the total number of Restricted Units subject to the Award, the Restriction Period shall immediately expire and the payout in respect of the Restricted Units subject to the Award shall be made in the form specified in Section 1(b) as soon as administratively practicable, but in no event later than sixty (60) days following such Change in Control. In the event of a Change in Control that does not qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), then the

Employee shall be fully vested in, and entitled to receive a payout in respect of, the total number of Restricted Units subject to the Award; provided, however, that such Restricted Units shall continue to be subject to the Restriction Period until the expiration thereof, at which time the payout in respect of the Restricted Units shall be made in the form and at the time specified in Section 1(b), 3(a)(ii) or 3(b), as applicable (and deeming Section 3(a)(ii) to apply in the event that the Employee ceases to be an employee of the Corporation prior to the expiration of the Restriction Period for any reason other than death or permanent disability (as determined by the Corporation)).

5. Non-Solicitation. In consideration of the grant of the Award to the Employee under these Terms and Conditions, the Employee agrees, by the acceptance of the Award, that for a period of twelve (12) months immediately following the date of termination of employment of the Employee with the Corporation, the Employee shall not directly or indirectly recruit or solicit for hire or hire, or assist in any manner in the recruitment, solicitation for hire or hiring of any employee or officer of the Corporation or its Subsidiaries, or in any way induce any such employee or officer to terminate his or her employment with the Corporation or its Subsidiaries.

6. Effect of Breach of Restrictive Covenants. Notwithstanding anything to the contrary in Section 3 above, if the Employee, whether during employment or after termination of employment of the Employee with the Corporation, engages in any conduct in breach of any written non-solicitation (whether under Section 5 above or otherwise), non-competition or non-disparagement agreement or undertaking, or any similar written agreement or undertaking for the protection of the business of the Corporation or any of its Subsidiaries, whether now or hereafter in effect, then: (i) all Restricted Units subject to the Award shall be automatically forfeited upon the occurrence of such breach; and (ii) to the extent provided by, and in accordance with, the terms of such written agreement or undertaking, in the event of a breach thereof, the Corporation shall have the right to reclaim and receive from the Employee all Shares and cash, as applicable, delivered to the Employee upon release or credit pursuant to Section 1(b) above, or to the extent the Employee has transferred such Shares, the Fair Market Value thereof (as of the date the Shares were transferred by the Employee) in cash. If a Change in Control shall occur, this Section 6 shall immediately terminate and be of no further force and effect.

7. Miscellaneous. These Terms and Conditions and the other portions of the Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Corporation; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) except as permitted under Sections 3.2, 12 and 13.6 of the Plan and Section 11 of this Agreement, may not be amended without the written consent of both the Corporation and the Employee. The Agreement shall not in any way interfere with or limit the right of the Corporation to terminate the Employee’s employment or service with the Corporation at any time, and no contract or right of employment shall be implied by these Terms and Conditions and the Agreement of which they form a part. For purposes of these Terms and Conditions and the Agreement, (a) employment by the Corporation or any Subsidiary or a successor to the Corporation shall be considered employment by the Corporation and (b) references to “termination of employment,” “cessation of employment,” “ceases to be employed,” “ceases to be an Employee” or similar phrases shall mean the last day actually worked (as determined by the Corporation), and shall not include any notice period or any period of severance or separation pay or pay continuation (whether required by law or custom or otherwise provided) following the last day actually worked. If the Award is assumed or a new award is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Code), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the Award to be employment by the Corporation.

8. Securities Law Requirements. If the Award Letter specifies that the Restricted Units are to be paid in Shares, the Corporation shall not be required to issue Shares pursuant to the Award, to the extent required, unless and until (a) such Shares have been duly listed upon each stock exchange on which the Corporation’s Common Stock is then registered; and (b) a registration statement under the Securities Act of 1933 with respect to such Shares is then effective.

9. Board Committee Administration. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

10. Incorporation of Plan Provisions. These Terms and Conditions and the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.

11. Compliance with Section 409A of the Code. The Agreement and the Plan are intended to be exempt from the provisions of Section 409A of the Code to the maximum extent permitted by applicable law. To the extent applicable, it is intended that the Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Employee. The Agreement and the Plan shall be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Employee). Notwithstanding the foregoing, no particular tax result for the Employee with respect to any income recognized by the Employee in connection with the Agreement is guaranteed, and the Employee solely shall be responsible for any taxes, penalties or interest imposed on the Employee in connection with the Agreement. Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

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